                                                                      Exhibit 21
                                                                      ----------



                                      THE PIONEER GROUP, INC.
                                 DIRECT AND INDIRECT SUBSIDIARIES

Name                                                        Jurisdiction of Organization
- ----                                                        ----------------------------
Pioneering Management Corporation                           State of Delaware

Pioneer Funds Distributor, Inc.                             Commonwealth of Massachusetts (1)

Pioneering Services Corporation                             Commonwealth of Massachusetts

Pioneer Capital Corporation                                 Commonwealth of Massachusetts

Pioneer Associates, Inc.                                    Commonwealth of Massachusetts (2)

Pioneer SBIC Corp.                                          Commonwealth of Massachusetts (2)

Pioneer Plans Corporation                                   State of Delaware

Pioneer Metals and Technology, Inc.                         State of Delaware

Pioneer Investments Corporation                             Commonwealth of Massachusetts

Pioneer Goldfields Limited                                  Guernsey, Channel Islands (11)

Glencar Explorations (U.K.) Limited                         United Kingdom (3)

Teberebie Goldfields Limited                                Republic of Ghana (3)

Pioneer International Corporation                           State of Delaware

Pioneer Fund Management Company                             State of Nebraska

Pioneer Fonds Marketing GmbH                                Germany (4)

Pioneer First Polish Trust Fund Joint-Stock Company         Poland (5)

Joint-Stock Company Pioneer Metals International            Russian Federation (6)

Joint Stock Company Pioneer Investments                     Russian Federation (7)

Pioneer Investment Poland, Ltd.                             Poland (5)

Pioneer Ventures Limited Partnership                        Commonwealth of Massachusetts (8)

Joint-Stock Company Forest-Starma                           Russian Federation (9)

Pioneer Management (Ireland) Limited                        Ireland

Pioneer Exploration Limited                                 Delaware

Pioneering Management (Jersey) Ltd.                         Channel Islands (5)

Pioneer Poland U.S. (Jersey) Ltd.                           Channel Islands (5)

Pioneer Poland U.K. Ltd.                                    United Kingdom (5)

Pioneer Czech Investment Co. a.s.                           Czech Republic (5)

Pioneer Goldfields Trustees Limited                         Guernsey Channel Islands (3)

Pioneer Real Estate Advisors, Inc.                          State of Delaware

Pioneer Goldfields Holdings, Inc.                           State of Delaware

Lobengula Exploration and Mining Company
   (Private Limited)                                        Zimbabwe (3)

Pioneer Omega, Inc.                                         State of Delaware

Pioneer First Russia, Inc.                                  State of Delaware (10)

Luscinia, Inc.                                              State of Delaware (10)

Theta Enterprises, Inc.                                     State of Delaware (10)

Pioneer Forest, Inc.                                        State of Delaware

PioGlobal Corporation                                       State of Delaware

First Voucher Fund                                          Russian Federation (12)

Pioneer Securities                                          Russian Federation (13)

Pioneer Services                                            Russian Federation (13)

Joint Stock Company Management Company (KUIF)               Russian Federation (13)

First Voucher Bank                                          Russian Federation (14)

Joint Stock Company Udinskoye                               Russian Federation

Joint Stock Company Amgun-Forest                            Russian Federation



__________________

1 Pioneer Funds Distributor, Inc. is a wholly-owned subsidiary of Pioneering Management Corporation.

2 Pioneer Associates, Inc. and Pioneer SBIC Corp. are wholly owned subsidiaries of Pioneer Capital Corporation.

3 Teberebie Goldfields Limited is a 90% owned subsidiary and Glencar Explorations (U.K.) Limited, Lobengala Exploration and Mining Company (Private Limited) and Pioneer Goldfields Trustees Limited are wholly owned subsidiaries of Pioneer Goldfields Limited.

4 Pioneer Fonds Marketing GmbH is a wholly owned subsidiary of Pioneer Funds Distributor, Inc.

5 Pioneer First Polish Trust Fund Joint Stock Company, Pioneer Investment Poland, Ltd., Pioneering Management (Jersey) Ltd., Pioneer Poland U.S. (Jersey) Ltd., Pioneer Poland U.K. Ltd. and Pioneer Czech Investment Co. a.s. are wholly owned subsidiaries of Pioneer International Corporation.

6 Joint-Stock Company Pioneer Metals International is a wholly owned subsidiary of Pioneer Metals and Technology, Inc.

7 Joint-Stock Company Pioneer Investments is a 55% owned subsidiary of The Pioneer Group, Inc.

8 Pioneer Ventures Limited Partnership is an 89.5% owned subsidiary of Pioneer SBIC Corp.

9 Joint-Stock Company Forest Starma is a 74% owned subsidiary of The Pioneer Group, Inc. (71% direct and 3% indirect).

10 Pioneer First Russia, Inc., Luscinia, Inc. and Theta Enterprises, Inc. are wholly owned subsidiaries of Pioneer Omega, Inc.

11 Pioneer Goldfields Limited is a wholly owned subsidiary of Pioneer Goldfields Holdings, Inc.

12 First Voucher Fund is a 20% owned subsidiary of Theta Enterprises, Inc. and a 31% owned subsidiary of Luscinia, Inc.

13 Pioneer Securities, Pioneer Services and Joint Stock Company Management Company (KUIF) are wholly owned subsidiaries of Pioneer First Russia, Inc.

14 First Voucher Bank is a 70% owned subsidiary of Joint Stock Company Management Company (KUIF) and a 20% owned subsidiary of First Voucher Fund.